EXHIBIT 3.2


                  BYLAWS OF MOMENTUM HEALTHCARE SERVICES, INC.


                                    ARTICLE I
                                  STOCKHOLDERS


1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City of Annapolis, Maryland, on the second Wednesday of May of each year, at 2:00 o'clock in the afternoon of that day. Attendance may be by telephone or in person. The Secretary shall serve personally, or by mail, a written notice thereof, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders are present personally, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

2. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock voting power entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than six nor more than twenty days later, and the Secretary shall thereupon give at least three days' notice by mail to each stockholder entitled to vote who was absent from such meeting.

3. SPECIAL MEETINGS. A majority of the Directors, or the President or Chief Executive Officer, may call special meetings of Stockholders, other than those regulated by statute, at any time. Special meetings of the Stockholders may be held at any place and time that the President or a majority of the Directors may deem appropriate. Notice of such meeting stating the purpose for which it is called shall be served personally, by telephone or by mail, not less than 10 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all Stockholders shall be present, or of which Stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of Stockholders whenever so requested in writing by Stockholders representing not less than one-half of the voting rights of the company. No business, other than that specified in the call for the meeting, shall be transacted at any meeting of the Stockholders.

4. VOTING. At all meetings of the Stockholders all questions shall be determined by a majority vote of the voting rights present in person or by proxy unless there is a statutory requirement for a super-majority vote on that question; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of Class A common stock owned or represented by him. All voting shall be by voice vote, except that a stock vote shall be by ballot, each of which shall state the name of the Stockholder voting and the number of votes and shares of each class owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at Special meetings of stockholders shall be governed by the provisions of the laws of the State of Delaware, provided, however, that at all elections of Directors of the Corporation, each stockholder holding shares shall be entitled to as many votes as shall equal the number of votes he is entitled to with respect to his Class A Common Stock and Class B Common Stock. Further, any action to be taken by the holders of voting shares of Momentum Healthcare Services, Inc. may be undertaken by means of electronic communications, including by e-mail, provided that the Company has taken steps to assure the security of the electronic communications.

                                   ARTICLE II
                               BOARD OF DIRECTORS


1. MANAGEMENT OF THE CORPORATION. A Board of Directors, who need not be Stockholders of record, shall manage the affairs and business of Momentum Healthcare Services, Inc. The Corporation is authorized to have up to ten
     (10) directors, however the Stockholders, by a two-thirds majority of outstanding voting shares, may, at any meeting of Stockholders, choose to elect fewer than ten (10) directors to the Board of Directors. Such action by Stockholders shall remain in force until changed by a vote of a two-thirds majority of the outstanding voting shares.

2. HOW ELECTED. At the annual meeting of Stockholders, the ten (or fewer) candidates with the most votes shall constitute the Board of Directors for the ensuing year.

3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall act by a majority. They may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with these Bylaws, the Certificate of Incorporation, and the laws of the State of Delaware.

5. INDEPENDENCE OF MAJORITY OF BOARD MEMBERS. The Board of Directors shall consist of a majority of members who are independent pursuant to NYSE
     Section 303A(2) of the NYSE Manual. The Board will affirmatively determine that the director has no material relationship with the Corporation.

6. SEPARATE MEETINGS FOR BOARD MEMBER. Non-management Directors shall meet regularly at regularly scheduled executive sessions management. The Corporation shall disclose a method for interested parties to communicate directly with the presiding Director of such executive sessions.

7. NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Corporation shall have a nominating/corporate governance committee composed entirely of independent directors which shall have a written charter that list purpose, responsibilities and evaluation method.

8. COMPENSATION COMMITTEE. The Corporation shall have a nominating/corporate governance committee composed entirely of independent directors which shall have a written charter that list purpose, responsibilities and evaluation method. The Compensation Committee shall produce a report on executive compensation as required by SEC rules to be included in the Corporation's annual proxy statement or annual report Form 10-K. The committee shall have sole responsibility for setting the compensation of the chief executive officer and chief financial officer.

9. INDEPENDENT AUDIT COMMITTEE. The Corporation shall have a minimum three-person audit committee composed entirely of independent directors which shall have a written charter that list purpose, responsibilities and evaluation method. Each member of the audit committee shall be financially literate as determined by the Board in its business judgment. At least one member of the audit committee is required to have accounting or related financial management expertise. The audit committee shall have a charter that addresses the committee purpose, annual performance of audit committee and duties and responsibilities of audit committee.

10. INTERNAL AUDIT FUNCTION. The Corporation shall have an internal audit function, which shall report to the Audit Committee.

11. CORPORATE GOVERNANCE GUIDELINE. The Corporation shall have, adopt and disclose corporate governance guidelines including director qualifications standards; director responsibilities; director access to management, director compensation; director orientation and continuing education; management succession; and annual performance evaluation of the board. The Corporation website shall include its corporate governance guild line and the charters of its most important committees and available of information shall be referenced in the Corporation's annual report.

12. CODE OF BUSINESS CONDUCT AND ETHICS. The Corporation shall have adopt and disclose a code of business conduct and ethics for directors, officers and employees.13. CEO CERTIFICATION. The CEO shall certify that he is not aware of any violations by the company of the Corporation's governance standards.

13. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine Special meetings of the Board of Directors may be called by the President at any time and shall be called by the President or the Secretary upon the written request of a majority of Directors. Special meetings may be called by the Chairman or a Vice President in the absence of the President. Meetings of the Board of Directors may be held at any place and time that the President, Chairman, or a majority of the Directors may deem appropriate. A meeting of the Board of Directors can take place in any electronic format that provides for the give and take of discussion and for any necessary vote.

14. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meetings shall be given by service upon each Director in person, by telephone, by mailing to him at his last known post- office address, by e-mail or text message, or by printed notice at least 48 hours before the date therein designated for such meeting. Notice of such meetings shall specify the time and place of the meeting, and the business to be brought before the meeting. No business other than that so specified shall be transacted at the specified meeting. Directors may waive notice of such meetings. However at every meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might otherwise have been transacted if the meeting had been duly called.

15. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than fifteen days later.

16. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold.

17. VACANCIES. Vacancies on the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

18. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time, by a plurality vote of the class of Stockholders, which elected him.

19. ADDITIONAL POWERS. In addition to the powers expressly conferred on the Board of Directors by these Bylaws, the Board of Directors may exercise any additional powers not statutorily or otherwise reserved for the stockholders.

20. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees each to consist of two or more of the directors of the Corporation. The Executive Committee shall not have authority to make, alter or amend the bylaws, but shall exercise all other powers of the Board of Directors between the meetings of the Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors. The Executive Committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority of a committee shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary for all committee decisions. Such other committees shall have and may exercise the powers of the Board of Directors to the extent provided in the resolution adopted by the Board forming the committee. All decisions of the Executive Committee are subject to confirmation of the full Board of Directors.

21. DIRECTORS AND OFFICERS INSURANCE. The company shall maintain an adequate Directors and Officers Insurance Policy and indemnify all Directors and Officers for actions done as Directors and Officers in good faith.

22. FISCAL YEAR The fiscal year of the Corporation shall be determined by the Board of Directors.


                                   ARTICLE III
                                    OFFICERS

1.   NUMBER. The officers of the Company shall be:

                  President - One

                  Executive Vice President--One

                  Vice President -- One or more

                  Secretary--One

                  Treasurer -- One

                  And, such other officers as may be chosen by the Board of Directors as necessary.

2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of Stockholders, and shall hold office for the term of one year or until their successors are duly elected. The Board of Directors shall have the authority to enter into employment contracts of up to five years with individuals serving as officers, and, in the absence of good cause, shall be obliged to elect said individuals to the offices contracted for the period of such contracts.

3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

PRESIDENT

The President shall preside at all meetings of the Board of Directors and Stockholders.

He shall present at each annual meeting of the Board of Directors and Stockholders a report of the condition of the business of the Corporation.

He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these Bylaws.

He shall have general and active management of the business and the corporation. It shall be his duty to see that all orders and resolutions of the Board of Directors are carried into effect.

He shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

He shall sign and make all contracts and agreements in the name of the Corporation. Any contract material to the financial well being of the company as a whole must be approved by the Board of Directors.

He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for payment of money duly drawn by the Treasurer.

He shall enforce these Bylaws and perform all the duties incident to the position and office, and which are required by law.


VICE PRESIDENT

During the absence and inability of the President to perform his duties or exercise his powers, as set forth in these Bylaws or in the law under which this Corporation is organized, the same shall be performed and exercised by the Vice-President, or Vice-Presidents in the order designated by the Board of Directors; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.


SECRETARY

The Secretary shall keep the minutes of the meeting of the Board of Directors and of the Stockholders in appropriate books.

He shall give and serve all notices of the Corporation.

He shall be custodian of the records and of the seal, and affix the latter when required.

He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of resident, their post-office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder of the Corporation to make extracts from said books to the extent and as prescribed by law.

He shall sign all certificates of stock.

He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or Stockholder of the Corporation.

He shall attend to all correspondence and perform all the duties incident to the office of Secretary.


TREASURER

The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

He shall sign, make and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt there for, under the direction of the President or the Board of Directors.

He shall exhibit at all reasonable times his books and accounts to any Director or Stockholder of the Company upon application at the office of the Corporation during business hours.

He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the Stockholders.

He shall keep at the Office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

He shall do and perform all duties appertaining to the office of Treasurer.

4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Company such security for the faithful discharge of his duties as the Board may direct.

5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors, without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

7. REMOVAL. The Board of Directors may remove any officer, by a majority vote, at any time, with our without cause. 8. DELEGATION OF POWERS. In case of the absence of any officer of the Corporation for any reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any Director for the time being, provided a majority of the entire Board concur therein.


                                   ARTICLE IV
                                      SEAL


1.   SEAL. The seal of the Corporation shall be as follows:


                                    ARTICLE V
                                CLASSES OF STOCK


1. CLASSES OF STOCK. A simple majority of the voting power of all Stockholders may elect to order an amendment to the Certificate of Incorporation, as many times as necessary, changing the capital structure of the corporation, authorizing one or more classes of stock, to meet the financial needs of the Corporation.


                                   ARTICLE VI
                              CERTIFICATES OF STOCK

1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order there from, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate is issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the Stockholders.

                                   ARTICLE VII
                                    DIVIDENDS


1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.


                                  ARTICLE VIII
                          SECONDARY TRANSFERS OF STOCK


1. WHO MAY HOLD. For so long as the company shall remain private, all secondary share transfers shall be between existing Shareholders or the company itself.


                                   ARTICLE IX
                   VOTING OF STOCK IN SUBSIDIARY CORPORATIONS


1. WHO MAY VOTE. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors or the President shall have full power and authority on behalf of the Corporation to execute and deliver a proxy or proxies for, and/or to attend and to act and to vote at, any meetings of Stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.


                                    ARTICLE X
                            COMPENSATION OF DIRECTORS


1. FEES AND COMPENSATION. The Stockholders or the Board of Directors may from time to time by resolution fix the fees or compensation of the Directors for services as such to the Corporation including attendance at meetings of the Board of Directors or of the Executive Committee. Unless so fixed by the Stockholders or the Board of Directors, the Directors as such shall receive no fees or compensation.


                                   ARTICLE XI
                        ACTIONS REQUIRING BOARD APPROVAL


1. LOANS. Any loan for a sum of $100,000 or greater, that will encumber the assets of the Corporation, must be approved by the Board of Directors.

2. CAPITAL EXPENDITURES. Any projects or capital expenditures requiring an expense of $100,000 or greater shall be approved by resolution of the Board of Directors.

                                   ARTICLE XII
                                   AMENDMENTS


1. HOW AMENDED. These Bylaws may be altered, amended, repealed or added to, by an affirmative vote of the majority of the Stockholders present, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each Stockholder of record, which notice shall state the alteration, amendments or changes which are proposed to be made in such Bylaws. Stockholders may waive notice of such a meeting. Only such changes as have been specified in the notice shall be made. If, however, all the Stockholders shall be present at any regular or special meeting, these Bylaws may be amended by a unanimous vote, without any previous notice. Bylaws may be amended by affirmative vote of a majority of the Board of Directors, given at a special meeting of the Board of Directors called for the purpose, provided notice of the proposed alteration or repeal or of the proposed new Bylaws be included in the notice of such meeting.



DATED: AUGUST 5, 2009





Attested: /s/ MARY LOUISE WISNIEWSKI
          _____________________________________
              Mary Louise Wisniewski, Secretary